UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2018

PRIMO WATER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34850	82-1161432
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 North Cherry Street

Suite 501

Winston-Salem, NC 27101

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (336) 331-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 17, 2018, Primo Water Corporation (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with William Blair & Company, L.L.C. and BMO Capital Markets Corp., as representatives (the “Representatives”) of the several underwriters named therein (the “Underwriters”), relating to the issuance and sale of 4,643,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”). Under the terms of the Underwriting Agreement, the Company also granted to the Underwriters an option, exercisable in whole or in part at any time for a period of 30 days from the date of the Underwriting Agreement, to purchase up to an additional 696,450 shares of Common Stock. The net proceeds to the Company from this offering are expected to be approximately $61.6 million, after deducting underwriting discounts and commissions and other estimated offering expenses. The offering is expected to close on or about May 22, 2018, subject to customary closing conditions.

The Underwriting Agreement contains customary representations, warranties and covenants made by the Company. It also provides for customary indemnification by each of the Company and the Underwriters, severally and not jointly, for losses or damages arising out of or in connection with the offering, including for liabilities under the Securities Act of 1933, as amended, and other obligations of the parties. In addition, pursuant to the terms of the Underwriting Agreement, each of the Company’s directors and executive officers have entered into “lock-up” agreements with the Underwriters that, subject to certain exceptions, generally prohibit, without the prior written consent of the Representatives, the sale, transfer or other disposition of the Company’s securities for a period of 90 days from the date of the Underwriting Agreement.

The offering is being made pursuant to an effective registration statement on Form S-3 (Registration Statement No. 333-221938) previously filed by the Company with the Securities and Exchange Commission and a prospectus supplement thereunder. The Underwriting Agreement is filed as Exhibit 1.1 to this report, and the description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. A copy of the opinion of K&L Gates LLP relating to the legality of the issuance and sale of the Common Stock in the offering is attached as Exhibit 5.1 hereto.

On each of May 14, 2018 and May 18, 2018, the Company issued a press release with respect to the offering. These press releases are attached as Exhibit 99.1 and Exhibit 99.2 hereto, respectively.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
1.1	Underwriting Agreement, dated May 17, 2018
5.1	Opinion of K&L Gates LLP
23.1	Consent of K&L Gates LLP (included in Exhibit 5.1)
99.1	Press release, dated May 14, 2018 (incorporated by reference to Exhibit 99.2 to the Registrant’s Current Report on Form 8-K filed May 14, 2018)
99.2	Press release, dated May 18, 2018, furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXACT SCIENCES CORPORATION

Date: May 18, 2018	By:	/s/ David J. Mills
David J. Mills
Chief Financial Officer

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